Exhibit 99.1

BioSpecifics Technologies Corp. Announces Board
Authorization of up to $2 Million Stock Repurchase Program

LYNBROOK, NY – December 12, 2013 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX (collagenase clostridium histolyticum or CCH) in the U.S and XIAPEX® in the EU, today announced that its Board of Directors has reauthorized the stock repurchase program under which BioSpecifics is authorized to repurchase up to $2 million of its outstanding common stock. This decision reflects BioSpecifics’ continued commitment to increasing value for its stockholders and its confidence that it will achieve its corporate goals and remain profitable on an ongoing annual basis.

Pursuant to the repurchase program, BioSpecifics plans to repurchase stock through a broker in the open market, provided that the timing, actual number and price per share of the stock to be purchased will be subject to market conditions, applicable legal requirements, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and various other factors. BioSpecifics intends to hold any reacquired stock in treasury. The repurchase program may be suspended or discontinued at any time by BioSpecifics. BioSpecifics has no obligation to repurchase stock under the repurchase program.

As of November 7, 2013, BioSpecifics had 6,337,968 shares of common stock outstanding.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is currently marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord in the palm by BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium). Actelion Pharmaceuticals Ltd. has the marketing rights for XIAFLEX for the treatment of Dupuytren's contracture in Canada and Australia, and Swedish Orphan Biovitrum AB markets CCH as XIAPEX® (the EU tradename for CCH) for the treatment of Dupuytren's contracture in 71 Eurasian and African countries. In December 2013, the U.S. Food & Drug Administration (FDA) approved XIAFLEX for the treatment of Peyronie's disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is testing CCH for frozen shoulder syndrome and expects to initiate next stage trials in the fourth quarter of 2013. Auxilium is also testing CCH as a treatment for cellulite in a Phase 2a study. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas, both of which are in Phase 2 trials, and expects to report top-line data from these trials in the fourth quarter of 2013. For more information, please visit www.biospecifics.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements.” The forward-looking statements include statements concerning, among other things, the repurchasing by BioSpecifics of its common stock and the confidence that BioSpecifics has in achieving its goals; the timing for Auxilium to initiate next stage trials of CCH for frozen shoulder syndrome; and the timing for BioSpecifics’ reporting top-line data from tis human and canine lipoma trials. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the ability of Auxilium and its partners to achieve their respective objectives for CCH in their applicable territories; the uncertainties inherent in the initiation of future clinical trials; Auxilium or any of its partners modifying their respective objectives and/or allocating resources other than to CCH; the potential market for CCH in a given indication being smaller than anticipated; the potential of CCH to be used in additional indications and the initiation, timing and outcome of clinical trials of CCH for additional indications; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, and its Current Reports on Form 8-K filed with the SEC. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics’ assumes no obligation to update these forward-looking statements.

Contact:
BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com